Thrivent AdvisorFlex Variable AnnuityTM
Thrivent Variable Annuity Account I

Summary Prospectus for New Investors
April 30, 2022
This Summary Prospectus summarizes key features of the Thrivent AdvisorFlex Variable Annuity Contract (form # ICC16 W-WR-FPVA) offered by Thrivent Financial for Lutherans (“Thrivent,” “we,” “us” or “our”), a fraternal benefit society organized under Wisconsin law. Before you invest, you should review the Prospectus for the Contract , which contains more information about the features, benefits and risks. You can find this document and other information about the Contract online at dfinview.com/Thrivent/AdvisorFlex. You can also obtain this information in paper at no cost by calling 1-800-847-4836, or by sending an email request to mail@thrivent.com.
The Contract is sold by a broker-dealer who is registered as a registered investment advisor, through their registered representatives/investment advisor representatives. The Contract is intended to be used by investors who have engaged the investment advisor and investment advisor representatives to manage their Contracts’ Accumulated Value for a fee.
We offer another variable annuity product with different product features, benefits, and charges. Ask your financial professional about availability and the details. This prospectus also describes certain optional features, not all of which may be available at the time you are interested in purchasing your Contract; we reserve the right to prospectively restrict availability of certain optional features. We reserve the right to reject any applications, subject to any applicable nondiscrimination laws and to our own standards and guidelines.
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IF YOU ARE A NEW INVESTOR IN THE CONTRACT, YOU MAY CANCEL YOUR CONTRACT
WITHIN 10 DAYS OF RECEIVING IT WITHOUT PAYING FEES OR PENALTIES.
In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total contract value. You should review the prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.
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Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
The Securities and Exchange Commission has not approved or disapproved this contract or passed upon the adequacy of this summary prospectus. Any representation to the contrary is a criminal offense.

Important Information You Should Consider About the Contract
FEES AND EXPENSES				Location in Statutory Prospectus
Charges for Early Withdrawals	If you withdraw money from the Contract within 3 years of your last premium payment, you may be assessed a Surrender Charge. The maximum Surrender Charge is 2% during the first year after a premium payment and is 1% in years two and three. If you make an early withdrawal, you could pay a Surrender Charge of up to $2,000 on a $100,000 investment.			Charges-Surrender Charge
Transaction Charges	In addition to Surrender Charges, there may also be charges for other transactions.			Charges
	♦ A transfer charge of $25 per transfer that exceeds 24 transfers in a Contract Year .
	♦ You will also pay a charge if you request a wire transfer of funds from your Contract to another financial institution. That financial institution may also charge a fee to receive a wire. You will also pay a charge if you request to have a check sent to you using an overnight mail service.
Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			Charges
	Annual Fee	Minimum	Maximum
	Base Contract (as a percentage of the Accumulated Value in each Subaccount	0.40%	0.50%
	Investment options Portfolio fees and expenses (as a percentage of daily net assets) Expenses may be higher or lower in future years. More detail is contained in the prospectus for each Portfolio.	0.13%	3.20%
	Optional benefits available for an additional charge (if elected)	Minimum	Maximum
	Maximum Anniversary Death Benefit (MADB) Rider Charge (as a percentage of the MADB value) Current Charge is 0.20%	0.20%	0.40%
	Fund Facilitation Fees	Minimum	Maximum
	These Fees may be charged to make certain external Portfolios available as investment options under the Contract (as a percentage of daily net assets in the specified Portfolios)	0.10%	0.40%
	Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract , the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract , which could add Surrender Charges that substantially increase costs.

	Lowest Annual Cost: $610	Highest Annual Cost: $1,737
	Assumes:	Assumes:
	♦ Investment of $100,000	♦ Investment of $100,000
	♦ 5% annual appreciation	♦ 5% annual appreciation
	♦ Least expensive Portfolio fees and expenses	♦ Most expensive combination of optional benefits and Portfolio fees and expenses, and 0.35% Fund Facilitation Fee
	♦ No optional benefits	♦ Maximum Anniversary Death Benefit (MADB) Rider 0.20%
	♦ No sales charges	♦ No sales charges
	♦ No additional premium payments, transfers or withdrawals	♦ No additional premium payments, transfers or withdrawals
RISKS
Risk of Loss	You can lose money investing in the Contract.		Principal Risks of Investing in the Contract
Not a Short-Term Investment	Not a short-term investment. Not appropriate for you if you need ready access to cash. Each premium payment has a 3-year Surrender Charge that may decrease the surrender value.		Principal Risks of Investing in the Contract
Risk Associated with Investment Options	An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the Portfolios available under the Contract. Each investment option (including the Fixed Account) will have its own unique risks, and you should review these investment options before making an investment decision.		Principal Risks of Investing in the Contract
Insurance Company Risks	Any obligations, guarantees or benefits are subject to the claims-paying ability of Thrivent. More information about Thrivent, including its financial strength ratings are available upon request by calling (800) 847-4836 or by sending an email to mail@thrivent.com.		Principal Risks of Investing in the Contract
RESTRICTIONS
Investments	♦ The amount transferred from the Fixed Account in any Contract Year may not exceed the greater of $10,000 or 50% of the Accumulated Value in the Fixed Account.		Purchases and Contract Value – Fixed Account
♦ We reserve the right to add, delete, combine or substitute investment options.
Optional Benefits	♦ You may only select the Maximum Anniversary Death Benefit (MADB) Rider at the time of Contract application for an additional charge.		Benefits Available Under the Contract
♦ The MADB is decreased by the same proportion as the Accumulated Value was decreased by a partial surrender. This may reduce the rider value by an amount greater than the value withdrawn or could terminate the benefit.
TAXES
Tax Implications	You should consult with a tax professional to determine the tax implications of an investment in and withdrawals or benefits received under the Contract. There is no additional tax benefit if the Contract is purchased through a tax-qualified plan or individual retirement account (IRA). Withdrawals will be subject to ordinary income tax and may be subject to tax penalties.		Taxes
CONFLICTS OF INTEREST
Investment Professional Compensation	Financial professionals receive compensation for selling the Contracts. Your financial professional will charge you an investment advisor fee or similar fee under an agreement you have with that financial professional.		Distribution of the Contracts
Exchanges	Some financial professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is preferable for you to purchase the new Contract rather than continue to own the existing contract.		Taxes-Exchanges of Annuity Contracts

Overview of the Contract
What is the Contract , and what is it designed to do?
The Contract is an individual flexible premium deferred variable annuity contract intended to help you accumulate assets for retirement or other long-term goals, through an investment in one or more Portfolios and the Fixed Account.
When you are ready to take money out of the annuity, the Contract offers withdrawals on an ad hoc or systematic basis. Lastly, annuities provide you the option of electing from several types of annuity payments (settlement options), that can be guaranteed for a set timeframe or for your lifetime.
For whom is the Contract appropriate?
The Contract may be appropriate if you have a long-term investment horizon and desire ongoing investment advice for an additional fee. It is not appropriate for people who may need to make early or frequent withdrawals or who intend to engage in frequent trading.
What are the phases of the Contract?
The Contract has two phases, the accumulation phase and the income phase.
During the accumulation phase, you may make premium payments and transfer Accumulated Value between the various investment options and the Fixed Account, subject to some limitations. Additional information about the available investment options can be found in the Appendix at the end of this document.
The income phase begins when we begin to make payments to you. If you elect to annuitize, you may have all or part of your Contract’s Accumulated Value converted into guaranteed annuity payments (a settlement option).
What are the Contract’s primary features?
Investment Options: The Contract provides the opportunity for tax-deferred growth by allocating the Accumulated Value to a variety of investment options and the Fixed Account.
Tax Treatment: The premium payments you put into the Contract have the potential to accumulate on a tax-deferred basis. This means earnings are not taxed until money is paid out of the Contract.
Dollar Cost Averaging: You may choose one of two different dollar cost averaging programs that allow you to have automatic periodic transfers made to one or more of the variable investment options. Either dollar cost averaging program allows such investments to be made in installments over time.
Asset Rebalancing: You may choose the Asset Rebalancing program, which transfers your Accumulated Value among variable Portfolios on a regular basis according to your instructions. This can help you select a specific asset allocation and maintain it over time.
Death Benefits: The Contract offers a standard death benefit during the accumulation phase for your beneficiaries, ensuring they receive the minimum of your premium payments adjusted for withdrawals. There is also an optional death benefit rider, which you may add for an additional charge, that may increase the death benefit.
Settlement Options: You may elect to convert all or some of your Accumulated Value into guaranteed annuity payments from us. A death benefit, if any, would then depend on the option selected.
Benefits Available Under the Contract
The following tables summarize information about the benefits under the Contract.

Death Benefits
Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Current Fee	Brief Description of Restrictions and Limitations
Standard Death Benefit	Pays the beneficiary if the Annuitant dies before the Annuity Date	Standard	None	None	Withdrawals reduce the benefit.
Maximum Anniversary Death Benefit (MADB)	May increase the amount of the death benefit if the Annuitant dies before the Annuity Date. It can provide you with an increased death benefit based on the Accumulated Value on a Contract Anniversary.	Optional	0.40% [1]	0.20% [1]	Only available at issue if no more than Issue Age nearest 75. Benefit terminates upon annuitization
[1]	See Charges-MADB Rider Charge for more information.
Other Benefits
Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Current Fee	Brief Description of Restrictions and Limitations
Annuity Income Payments	Allows the Owner to elect an annuity payout option specified in the Contract.	Standard	None	None	Depending on the option(s) selected, you may not be able to request surrenders.
Fixed Account	Funds in the Fixed Account will be credited with a guaranteed amount of interest. Interest rates are guaranteed for one year.	Standard	None	None	The amount transferred from the Fixed Account in any Contract Year may not exceed the greater of $10,000 or 50% of the value in the Fixed Account.
Automatic Asset Rebalancing	Asset Rebalancing allows you to elect a specific asset allocation to maintain over time.	Standard	None	None	You may not include the Fixed Account.
Dollar Cost Averaging	Dollar Cost Averaging allows you to have automatic periodic transfers to one or more Subaccounts other than the Fixed Account.	Standard	None	None	You may not Dollar Cost Average into the Fixed Account.
Systematic Partial Surrenders	Allows for ongoing payments drawn from your investment options during the Accumulation Phase.	Standard	None	None	Surrender Charges may apply to amounts in excess of the free amount. Taxes or penalties may apply.
10% Free Surrender	10% of the Accumulated Value existing at the time the first surrender is made in a Contract Year.	Standard	None	None	10% free amount is not cumulative.

Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Current Fee	Brief Description of Restrictions and Limitations
Confinement of the Annuitant or the Annuitant’s Spouse in a Hospital, Nursing Home, or Hospice	Surrender Charges are waived during or within 90 days after the end of confinement of the Annuitant or the Annuitant’s Spouse.	Standard	None	None	Confinement must begin after the Contract has been issued and must continue at least 30 days.
Terminal Illness of the Annuitant or Annuitant’s Spouse	Surrender Charges are waived if the Annuitant or the Annuitant’s Spouse has a life expectancy of 12 months or less.	Standard	None	None	Certification from a licensed physician acting within the scope of his or her license will be required.
Buying the Contract
How do I buy the Contract?
In order to purchase a Contract, you must submit an application to us through a financial professional. We only offer the Contract to a member or to a person eligible for membership who is also applying for membership. The Contract may be sold to or in connection with retirement plans that may or may not qualify for special Federal tax treatment under the Internal Revenue Code. Annuity payments under the Contract are deferred until the Annuity Date.
What are the requirements to buy a Contract?
The minimum acceptable initial premium is $100,000. We may, at our discretion, waive this initial premium requirement. You may pay additional premiums under the Contract, but we may choose not to accept any additional premium less than $50. We also reserve the right to limit all premiums paid on the Contract to a total of $1 million.
Making Withdrawals: Accessing the Money In Your Contract
What should I know about surrenders and withdrawals?
If you request a surrender on or before the Annuity Date, we will pay to you all or part of the Accumulated Value of a Contract after deducting any applicable surrender charge or tax withholdings. Partial surrenders must be for at least $200 and must not reduce the remaining Accumulated Value in the Contract to less than $10,000. Under certain circumstances the Contract Owner may make surrenders after the Annuity Date.
When will you process my request?
Your request will not be processed until we receive it at our Service Center in good order. If we receive your surrender request before the close of regular trading on the New York Stock Exchange, usually 4:00 p.m. Eastern Time, it will receive that day’s valuation. Any surrender which you request will be made at the end of the Valuation Period during which the requirements for surrender are completed. We will pay you the proceeds from a surrender within seven days after the surrender is made.
Are there tax consequences if I take a surrender or withdrawal?
A partial surrender or surrender may result in adverse tax consequences, including the imposition of a 10% federal premature distribution penalty. For all surrenders, you should consider the tax implications of a surrender before you make a surrender request. For more complete instructions pertaining to your individual circumstances, please contact our Service Center at (800) 847-4836.
Additional Information About Fees

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Accumulated Value between investment options. State premium taxes do not apply.
Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments)	0%
Surrender Charge (as a percentage of purchase payments)[1]	2%
Transfer Charge[2]	$25
[1]	In the first Contract Year, you may surrender without a Surrender Charge up to 10% of the Accumulated Value existing at the time the first surrender is made in the Contract Year. For subsequent contract years, the 10% free amount is based on the prior contract anniversary value. Only the amount in excess of that amount (the “Excess Amount”) will be subject to a Surrender Charge. A Surrender Charge is deducted if a full or partial surrender occurs during the first three years after each premium payment has been allocated. The Surrender Charge is 2% during the first Contract Year and 1% for the second and third contract years.
[2]	You are allowed 24 free transfers per Contract Year. Subsequent transfers will incur a $25 transfer charge.
The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Portfolio fees and expenses).
If you choose to purchase the optional benefit, you will pay additional charges, as shown below.
You may only add the optional benefit at the time of application.
Annual Contract Expenses	Maximum	Current
Base Contract Expenses	0.50%	0.40%
Charges for Optional Benefit Rider
Maximum Anniversary Death Benefit (MADB) Rider Charge[3]	0.40%	0.20%
[3]	See Charges-Maximum Anniversary Death Benefit (MADB) Rider Charge.
Different fees and charges may apply after the Contract has been annuitized.
Charges after the Annuity Date
Commuted Value Charge (for settlement options that can be surrendered)	0.25%
As a fraternal benefit society, Thrivent is also required to have a Maintenance of Solvency provision. For a complete discussion of the Maintenance of Solvency provision, see Maintenance of Solvency in the statutory prospectus.
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. These amounts also include applicable fund facilitation fees if you choose to invest in certain Portfolios. A complete list of the Portfolios corresponding to Subaccounts available under the Contract, including their annual expenses, may be found at the back of this document in the Appendix.
Annual Portfolio Expenses	Minimum	Maximum
Expenses that are deducted from Portfolio assets, including management fees, distribution and/or service (12b-1) fees, and other expenses as of 12/31/2021	0.23%	3.20%
Expenses after reimbursements and/or fee waivers as of 12/31/2021	0.23%	1.30% [4]
[4]	The “Expenses after reimbursements and/or fee waivers as of 12/31/2021” line in the above table shows the minimum and maximum fees and expenses charged by all of the Portfolios after taking into account contractual fee waiver or reimbursement arrangements in place. Those contractual arrangements are designed to reduce Annual Portfolio Operating Expenses and will continue for at least one year from the date of this prospectus.
This Example is intended to help you compare the cost of investing in the Contract with cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses and annual Portfolio expenses.
Example: Contract with the MADB Rider
This example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the most expensive annual portfolio expenses and the MADB Rider which is available for an additional charge. Although your costs may be higher or lower, based on these assumptions, your costs would be5:

	Years
	1	3	5	10
If you surrender your Contract at the end of the applicable time period with:
Maximum Portfolio Expenses:	$5,842	$13,318	$20,911	$42,890
Minimum Portfolio Expenses:	$2,917	$ 4,488	$ 6,094	$13,583
If you do not surrender your Contract at the end of the applicable time period with
Maximum Portfolio Expenses:	$4,024	$12,392	$20,911	$42,890
Minimum Portfolio Expenses:	$1,046	$ 3,474	$ 6,094	$13,583

[5]	For this example, the following assumptions are used: 0.50% mortality and expense risk charge, 0.40% MADB Rider charge, and portfolio operating expenses ranging from 3.20% to 0.23%.

Special Terms
Accumulated Value. The sum of the accumulated values for your Contract in Subaccounts and the Fixed Account on or before the Annuity Date.
Age. The Annuitant’s Issue Age increased by one on each Contract Anniversary.
Annuitant. The person(s) named in the Contract whose life is used to determine the duration of annuity payments involving life contingencies.
Annuity Date. The date when annuity income payments will begin if an Annuitant is living on that date.
Contract . The flexible premium deferred variable annuity contract offered by Thrivent Financial and described in this Prospectus.
Contract Anniversary. The same date in each succeeding year as the Date of Issue.
Contract Owner. The person who controls all the rights under the Contract while the Annuitant is alive. The Annuitant is the Contract Owner, unless another owner is named in the Contract application or the Contract is assigned to another person.
Contract Year. The period from one Contract Anniversary to the next. The first Contract Year will be the period beginning on the Date of Issue and ending on the first Contract Anniversary.
Date of Issue. The date on which the application is signed.
Fixed Account. An investment allocation option that credits an interest rate. The Fixed Account is part of our General Account. The Fixed Account is not a Subaccount.
General Account. The General Account is the general account of Thrivent Financial, which consists of all assets of Thrivent Financial other than those allocated to a Separate Account. Insurance benefits are paid from the General Account and are subject to Thrivent’s claims-paying ability.
Issue Age. The age of the Annuitant on his or her birthday nearest the Date of Issue.
Notice. A request signed by you or provided in another manner acceptable to us and received in good order by us at our Service Center.
Portfolio . A mutual fund in which a Subaccount invests. Each Subaccount invests exclusively in the shares of a corresponding Portfolio.
Qualified Plan. A retirement plan that receives favorable tax treatment under Section 408, 408A or similar provisions of the Internal Revenue Code.
Service Center. Thrivent Financial for Lutherans, 4321 North Ballard Road, Appleton, Wisconsin 54919-0001, telephone, 1-800-847-4836, or such other office as we may specify in a notice to the Contract Owner.
Surrender Charge. A charge that applies to withdrawals that have not met the waiting period. Each Premium Payment has its own 3-year Surrender Charge period.
Variable Account. Thrivent Variable Annuity Account I, which is a Separate Account of Thrivent.

Appendix : Portfolios Available Under the Contract
The following is a list of Portfolios that correspond to the Subaccounts available under the Contract. More information about the Portfolios is available in the prospectuses for the Portfolios, which may be amended from time to time and can be found online at dfinview.com/Thrivent/AdvisorFlex. You can also request this information in paper at no cost by calling (800) 847-4836 or by sending an email request to mail@thrivent.com.
The current expenses and performance information below reflects fees and expenses of the Portfolios, but do not reflect the other fees and expenses (including fund facilitation fees) that your Contract may charge. Expenses would be higher, and performance would be lower if these charges were included. Each Portfolio’s past performance is not necessarily an indication of future performance. Current performance information is available by calling (800) 847-4836, or available online at https://service.thrivent.com/apps/investments/vasubaccounts/VAPDailyAndPerformance.jsp
INVESTMENT TYPE	PORTFOLIO COMPANY AND ADVISER/SUBADVISER	CURRENT EXPENSE RATIO	PLATFORM CHARGE (CURRENT FUND FACILITATION FEE)[1]	TOTAL EXPENSES (EXPENSES PLUS PLATFORM CHARGE, IF APPLICABLE)	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
					1 YEAR	5 YEAR	10 YEAR
Allocation – 30% to 50% Equity	Thrivent Balanced Income Plus Portfolio	0.66%	N/A	0.66%	9.11%	7.76%	7.84%
Allocation – 15% to 30% Equity	Thrivent Diversified Income Plus Portfolio	0.47%	N/A	0.47%	7.37%	6.83%	6.58%
Corporate Bond	MFS® Variable Insurance Trust II Corporate Bond Portfolio Initial Class	0.63% [2]	0.10%	0.73%	10.57%	6.81%	5.67%
Corporate Bond	Thrivent Income Portfolio	0.44%	N/A	0.44%	11.71%	6.92%	5.70%
Diversified Emerging Markets	Fidelity® VIP Emerging Markets Portfolio Initial Class	0.92%	0.20%	1.12%	31.27%	16.22%	6.15%
Diversified Emerging Markets	Thrivent Partner Emerging Markets Equity Portfolio (Subadvisor: Aberdeen Asset Managers Limited)	1.20% [2]	N/A	1.20%	20.15%	4.71%	5.01%
Emerging Markets Bond	PIMCO VIT Emerging Markets Bond Portfolio – Institutional Class	0.95%	0.35%	1.30%	6.87%	7.91%	4.72%
Foreign Large Blend	Principal Diversified International Portfolio	0.92%	0.35%	1.27%	16.16%	8.77%	6.22%
Foreign Large Blend	Thrivent International Allocation Portfolio (Subadvisor: Goldman Sachs Asset Management, L.P.)	0.74%	N/A	0.74%	3.99%	6.29%	4.45%
Foreign Large Blend	Thrivent International Index Portfolio	0.46% [2]	N/A	0.46%	TBD%	N/A [3]	N/A [3]
Foreign Large Growth	American Funds IS® International Portfolio Class 1	0.55%	0.35%	0.90%	14.28%	11.00%	8.40%

INVESTMENT TYPE	PORTFOLIO COMPANY AND ADVISER/SUBADVISER	CURRENT EXPENSE RATIO	PLATFORM CHARGE (CURRENT FUND FACILITATION FEE)[1]	TOTAL EXPENSES (EXPENSES PLUS PLATFORM CHARGE, IF APPLICABLE)	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
					1 YEAR	5 YEAR	10 YEAR
Foreign Large Growth	Fidelity® VIP International Capital Appreciation Portfolio Initial Class	0.85%	0.20%	1.05%	22.18%	13.48%	10.35%
Foreign Large Growth	MFS® Variable Insurance Trust II International Intrinsic Value Portfolio Initial Class	0.90% [1]	0.10%	1.00%	20.52%	12.69%	11.14%
Foreign Large Growth	Vanguard® VIF International Portfolio	0.38%	0.35%	0.73%	57.58%	21.30%	12.10%
Foreign Small/Mid Blend	DFA VA International Small Portfolio Institutional Class	0.40%	0.35%	0.75%	9.41%	8.47%	6.82%
Foreign Large Blend	John Hancock International Equity Index Trust Portfolio Series 1	0.39% [2]	0.10%	0.49%	10.64%	8.93%	4.79%
Global Real Estate	MFS® Variable Insurance Trust III – Global Real Estate Portfolio – Initial Class	0.92% [2]	0.10%	1.02%	1.49%	8.84%	8.42%
Health	Thrivent Partner Healthcare Portfolio	0.86% [2]	N/A	0.86%	18.80%	10.19%	12.38%
High Yield Bond	Thrivent High Yield Portfolio	0.44%	N/A	0.44%	2.76%	6.60%	5.93%
Inflation Protected Bond	PIMCO VIT Real Return Portfolio – Institutional Class	0.69%	0.35%	1.04%	11.88%	5.41%	3.78%
Intermediate Core Bond	John Hancock Core Bond Trust Portfolio – Series I	0.66% [2]	0.10%	0.76%	8.62%	4.44%	4.07%
Intermediate Core-Plus Bond	BlackRock Total Return V.I. Portfolio Class I	0.52% [2]	0.35%	0.87%	8.88%	4.79%	4.37%
Intermediate Core-Plus	Vanguard® VIF Total Bond Market Index Portfolio	0.14%	0.10%	0.24%	7.58%	4.36%	3.71%
Intermediate Government	Principal Government & High-Quality Bond Portfolio	0.51%	0.35%	0.86%	2.87%	2.76%	2.86%
Large Blend	American Funds IS® Growth-Income Portfolio Class 1	0.30%	0.35%	0.65%	13.81%	14.22%	13.02%
Large Blend	MFS® Variable Insurance Trust II Blended Research® Core Equity Portfolio - Initial Class	0.45%	0.10%	0.55%	15.34%	12.48%	12.64%

INVESTMENT TYPE	PORTFOLIO COMPANY AND ADVISER/SUBADVISER	CURRENT EXPENSE RATIO	PLATFORM CHARGE (CURRENT FUND FACILITATION FEE)[1]	TOTAL EXPENSES (EXPENSES PLUS PLATFORM CHARGE, IF APPLICABLE)	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
					1 YEAR	5 YEAR	10 YEAR
Large Blend	Thrivent ESG Index Portfolio	0.38% [2]	N/A	0.38%	TBD%	N/A [3]	N/A [3]
Large Blend	Thrivent Large Cap Index Portfolio	0.23%	N/A	0.23%	18.12%	14.92%	13.53%
Large Blend	Vanguard® VIF Capital Growth Portfolio	0.34%	0.35%	0.69%	17.47%	15.96%	14.98%
Large Blend	Vanguard® VIF Total Stock Market Index Portfolio	0.13%	0.10%	0.23%	20.55%	15.23%	13.60%
Large Growth	Thrivent All Cap Portfolio	0.68%	N/A	0.68%	23.17%	12.96%	11.84%
Large Growth	Thrivent Large Cap Growth Portfolio	0.43%	N/A	0.43%	43.34%	19.92%	16.67%
Large Value	Fidelity® VIP Value Portfolio Service Initial Class	0.67%	0.20%	0.87%	6.33%	9.41%	10.47%
Large Value	MFS® Variable Insurance Trust Value Series Portfolio – Initial Class	0.71% [2]	0.10%	0.82%	3.48%	10.14%	10.85%
Large Value	Thrivent Large Cap Value Portfolio	0.63%	N/A	0.63%	4.44%	10.38%	9.98%
Long Government	PIMCO VIT Long-Term U.S. Government Portfolio Institutional Class	0.70%	0.35%	1.05%	17.57%	7.49%	7.47%
Mid-Cap Blend	Thrivent Mid Cap Index Portfolio	0.25%	N/A	0.25%	13.40%	12.08%	11.13%
Mid-Cap Blend	Thrivent Mid Cap Stock Portfolio	0.66%	N/A	0.66%	21.69%	15.92%	13.03%
Mid-Cap Growth	Janus Henderson Enterprise Portfolio – Institutional Shares	0.72%	0.20%	0.92%	19.47%	18.21%	15.25%
Mid-Cap Growth	Thrivent Mid Cap Growth Portfolio	0.85% [2]	N/A	0.85%	TBD%	N/A [3]	N/A [3]
Mid-Cap Value	MFS® Variable Insurance Trust III – Mid Cap Value Portfolio– Initial Class	0.81%	0.10%	0.91%	3.87%	9.72%	10.84%
Mid-Cap Value	Thrivent Mid Cap Value Portfolio	0.90% [2]	N/A	0.90%	TBD%	N/A [4]	N/A [4]
MultiSector Bond	Thrivent Multidimensional Income Portfolio	1.17% [2]	N/A	1.17%	5.85%	N/A [2]	N/A [2]
Multisector Bond	Thrivent Opportunity Income Plus Portfolio	0.63%	N/A	0.63%	4.38%	4.53%	3.50%

INVESTMENT TYPE	PORTFOLIO COMPANY AND ADVISER/SUBADVISER	CURRENT EXPENSE RATIO	PLATFORM CHARGE (CURRENT FUND FACILITATION FEE)[1]	TOTAL EXPENSES (EXPENSES PLUS PLATFORM CHARGE, IF APPLICABLE)	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
					1 YEAR	5 YEAR	10 YEAR
Nontraditional Bond	Templeton Global Bond VIP Portfolio Class 1	0.49% [1]	0.20%	0.69%	-4.73%	0.91%	1.81%
Money Market - Taxable	Thrivent Money Market Portfolio	0.45%	N/A	0.45%	0.29%	0.82%	0.41%
Real Estate	Thrivent Real Estate Securities Portfolio	0.85%	N/A	0.85%	-5.35%	5.49%	8.66%
Short-Term Bond	John Hancock Strategic Income Opportunities Trust Series I	0.75% [2]	0.10%	0.85%	8.59%	4.89%	4.90%
Short-Term Bond	Thrivent Limited Maturity Bond Portfolio	0.44%	N/A	0.44%	4.01%	3.04%	2.32%
Short-Term Bond	Vanguard® VIF Short-Term Investment-Grade Portfolio	0.14%	0.35%	0.49%	5.49%	3.39%	2.73%
Small Blend	Principal SmallCap Portfolio Class 1	0.84%	0.35%	1.19%	22.20%	12.95%	12.40%
Small Blend	Thrivent Small Cap Index Portfolio	0.25%	N/A	0.25%	11.11%	12.14%	11.62%
Small Blend	Thrivent Small Cap Stock Portfolio	0.71%	N/A	0.71%	22.69%	16.55%	11.88%
Small Growth	Thrivent Small Cap Growth Portfolio	0.94% [2]	N/A	0.94%	55.38%	N/A [4]	N/A [4]
Small Growth	Vanguard® VIF Small Company Growth Portfolio[5]	0.30%	0.35%	0.65%	23.18%	15.74%	13.53%
Small Value	DFA VA U.S. Targeted Value Portfolio Institutional Class	0.30%	0.35%	0.65%	3.98%	8.45%	9.35%
Technology	MFS® Variable Insurance Trust II – Technology Portfolio – Initial Class	0.95%	0.10%	1.05%	46.84%	25.17%	19.43%
World Bond	PIMCO VIT Global Bond Opportunities Portfolio (Unhedged) – Institutional Class	0.75%	0.35%	1.10%	10.28%	4.98%	2.87%
World Large- Stock Blend	Thrivent Global Stock Portfolio	0.65%	N/A	0.65%	15.21%	10.65%	9.85%
World Large- Stock Blend	Thrivent Low Volatility Equity Portfolio	0.90% [2]	N/A	0.90%	2.19%	N/A [6]	N/A [6]
World Large- Stock Growth	American Funds IS® Global Growth Portfolio Class 1	0.56%	0.35%	0.91%	30.79%	16.55%	13.14%

1The maximum platform charge (Fund Facilitation Fee) is 0.50%
2Annual expenses reflect temporary fee reductions.
3The Fund is not showing Average Annual Total Returns information because the Fund commenced operation on 4/28/2017 and does not have annual returns for the year shown.
4 The Fund is not showing Average Annual Total Returns information because the Fund commenced operation on 4/27/2018 and does not have annual returns for the year shown.
5 Contracts with premium allocated to this portfolio as of April 29, 2020 may continue to add premium, as long as you do not transfer all of the Accumulated Value out of this portfolio. New contracts issued on or after April 30, 2020 may not invest in this portfolio.
6 The Fund is not showing Average Annual Total Returns information because the Fund commenced operation on 4/29/2020 and does not have annual returns for the year shown.

This Summary Prospectus incorporates by reference the Thrivent AdvisorFlex Variable Annuity Prospectus and Statement of Additional Information (SAI), both dated April 30, 2022, as amended and supplemented.
The Statement of Additional Information (SAI) dated April 30, 2022 contains more information about the Contract and the Separate Account. The SAI has been filed with the SEC and is incorporated by reference into the Prospectuses. The SAI is available, without charge, upon request. You can view a copy of the SAI online at dfinview.com/Thrivent/AdvisorFlex. For a free paper copy of the SAI, to request other information about the Contract, and to make investor inquiries, you may call our Service Center at 1-800-847-4836, or you may send an email to mail@thrivent.com.
Reports and other information about Thrivent are available on the Securities Exchange Commission Website at http://www.sec.gov. Copies of the information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
EDGAR Contract No.C000183973	32094SPR R4-22